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                           EXHIBIT 23.2


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Unison Software, Inc. on Form S-8 (File No. 333-_____) of our reports dated July 3, 1996, on our audits of the consolidated financial statements and financial statement schedule of Unison Software, Inc. as of May 31, 1995 and 1996, and for each of the three years in the period ended May 31, 1996, which reports are included in the Annual Report on Form 10-K.

                                     /s/ COOPERS & LYBRAND L.L.P.






San Jose, California
April 9, 1997